EXHIBIT 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
I, Bruce G. Cousins, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Aspreva Pharmaceuticals Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2007	/s/ Bruce G. Cousins
Bruce G. Cousins
Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)